UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2017, MagneGas Corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with NG Enterprises Inc. and Guillermo Gallardo (collectively, the “Seller”) for the purchase of certain assets related to the Seller’s welding supply and gas distribution business in San Diego, California. Under the terms of the Asset Purchase Agreement, the Company shall purchase from the Seller all of the Seller’s right, title an interest to the Purchased Assets (as defined in the Asset Purchase Agreement) and shall commence business operations in San Diego, California. The purchase price for the Purchased Assets will be $750,000. The Asset Purchase Agreement includes certain other terms and conditions which are typical in asset purchase agreements.

The above description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the text of such Asset Purchase Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On January 3, 2018, the Company issued a press release announcing the Transaction.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement
99.1	Press Release, dated January 3, 2018, issued by MagneGas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2018

MAGNEGAS CORPORATION

/s/Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer